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Exhibit 10.11

Exhibit 1

[Form of]
Reddy Ice Holdings, Inc.
Stock Option Agreement

        THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into this 14th day of August, 2003 by and between Reddy Ice Holdings, Inc., a Delaware corporation (the "Parent"), and [                        ] (the "Option Holder").

        WHEREAS, the Option Holder has been designated by the Board of Directors of the Parent to participate in the Reddy Ice Holdings, Inc. 2003 Stock Option Plan (the "Plan") (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan);

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Parent and the Option Holder agree as follows:

        (a)   Grant. Pursuant to the provisions of the Plan, all of the terms of which are incorporated herein by reference unless otherwise provided herein, the Parent hereby grants to the Option Holder [            ] Time Based Options and [            ] Performance Based Options (the "Options"), each such Option initially representing the right and option subject to adjustment as provided in the Plan to purchase one share of the Common Stock of the Parent (the "Shares"). The Options are granted as of [                        ] (the "Date of Grant"), and such grant is subject to all of the terms and conditions herein and to all of the terms and the conditions of the Plan. These Options are intended to be non-qualified, and are not intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

        (b)   Exercise Price. The exercise price of the Shares subject to the Options shall be equal to $[    ] per Share subject to adjustment as provided herein and in the Plan.

        (c)   Term of Options; Time and Method of Exercise of Options. The Options may, subject to the vesting and termination provisions hereof and in the Plan, be exercised only during the period commencing on the Date of Grant and continuing until the close of business on tenth anniversary of the Date of Grant (the "Option Period"). Except as otherwise provided in paragraphs (d) and (f) below, the Options shall vest and become exercisable in accordance with the terms of Section 5(e)(i) of the Plan in the case of Time Based Options and Section 5(e)(ii) of the Plan in the case of Performance Based Options. The Option Holder's exercise rights during the Option Period shall be subject to limitations as hereinafter provided and as provided in the Plan and shall be subject to earlier termination as provided in paragraph (d) below and in the Plan. At the end of the Option Period or, if earlier, the termination of the period of exercisability as provided in paragraph (d) below or in the Plan, the Options shall terminate.

        (d)   Termination. The Option Holder's Options shall be subject to all of the provisions of Sections 5(g), (h) and (i) of the Plan.

        (e)   Exercise of Option. In order to exercise the Option, the Option Holder shall submit to the Parent an instrument in writing specifying the number of Shares in respect of which the Option is being exercised, accompanied by payment, in a manner acceptable to the Parent, of the Option Price of the Shares in respect of which the Option is being exercised. Shares shall then be issued by the Parent and a share certificate delivered to the Option Holder; provided, however, that the Parent shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

        (f)    Change of Control. In the event of a Change of Control (as defined in the Plan) each of the Options shall be subject to the provisions of Section 7 of the Plan.

        (g)   Shareholders Agreement. Shares issued upon exercise of the Option to Management Investors (as defined in the Shareholders Agreement) shall be subject to the provisions of the Shareholders Agreement applicable to Common Stock held by Management Investors. If the Option Holder is not party to the Shareholders Agreement, then it shall be a condition to exercise of the Option that the Option Holder become party to the Shareholders Agreement as a Management Investor.

        (h)   References. References herein to rights and obligations of the Option Holder shall apply, where appropriate, to the Option Holder's legal representative or guardian without regard to whether specific reference to such legal representative or guardian is contained in a particular provision of this Agreement or the Plan.

        (i)    Notices. Notices under this Agreement shall be in writing and shall be deemed be deemed given when received by the party to be notified (a) when given in person, (b) on the first day after delivery to Federal Express or other overnight courier, postage prepaid and (c) upon transmission by telecopier with confirmation by United States mail, in each case at the address for the intended recipient as set forth below:

      If to the Parent:
      Reddy Ice Holdings, Inc.
        (f/k/a CAC Holdings Corp.)
      3535 Travis Street, Suite 170
      Dallas, Texas 75204
      Telecopier: (214) 528-1532
      Attention: Chairman of the Board of Directors

      with copies (which shall not constitute notice) to:
      Akin Gump Strauss Hauer & Feld LLP
      300 Convent Street, Suite 1500
      San Antonio, Texas 78205
      Telecopier: (210) 224-2035
      Attention: Alan Schoenbaum, Esq.

      If to the Option Holder:

      [Name]
      [Address]

      with copies (which shall not constitute notice) to:
      [                        ]
      [Address]
      Telecopier:
      Attention:

        (j)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

        (k)   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original constituting one and the same instrument.

[Remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

REDDY ICE HOLDINGS, INC. (f/k/a CAC Holdings Corp.)
By:
Name: Title:
OPTION HOLDER:
Name:

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  Exhibit 10.11
Exhibit 1 [Form of] Reddy Ice Holdings, Inc. Stock Option Agreement